UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                           May 18, 2000 (May 3, 2000)


                       ST. MARY LAND & EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

    Delaware                       0-20872                       41-0518430
 (State or other              (Commission File                 (I.R.S Employer
 jurisdiction of                   Number)                   Identification No.)
incorporation or
  organization)


             1776 Lincoln Street, Suite 1100, Denver, Colorado 80203
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (303) 861-8140


                                 Not applicable

          (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

          On May 3, 2000, St. Mary Land & Exploration Company (the "Company"), through a subsidiary,acquired certain producing and nonproducing oil and gas properties in the Williston Basin in eastern Montana and western North Dakota from Tipperary Corporation for a purchase price of $7.6 million in cash. The transaction was consummated pursuant to a Purchase and Sale Agreement dated April 10, 2000, effective as of March 1, 2000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial statements of businesses acquired.

          The Company is currently in the process of determining whether financial statements for the acquired properties are required to be filed with this report. If it is determined that such financial statements are required to be filed, the Company will file pursuant to SEC rules those financial statements by an amendment to this report no later than July 17, 2000.

     (b) Pro forma financial information.

          The Company is currently in the process of determining whether pro forma financial statements which give effect to the acquisition of the acquired properties are required to be filed with this report. If it is determined that such pro forma financial statements are required to be filed, the Company will file pursuant to SEC rules those pro forma financial statements by an amendment to this report no later than July 17, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       ST. MARY LAND & EXPLORATION COMPANY

Date: May 18, 2000                                 By /s/ MARK A. HELLERSTEIN
                                                   --------------------------
                                                   Mark A. Hellerstein
                                                   President and Chief Executive
                                                   Officer

Date: May 18, 2000                                 By  /s/ RICHARD C. NORRIS
                                                   -------------------------
                                                   Richard C. Norris
                                                   Vice President  -  Finance,
                                                   Treasurer and Secretary